UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 29, 2008

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800

Registrant’s telephone, number, including area code

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 6, and 8 are not applicable and therefore omitted.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 29, 2008, U.S. Premium Beef, LLC (“the Company”), the Company’s majority owned subsidiary National Beef Packing Company, LLC (“National”), JBS S.A. (“JBS”), and the other holders of membership interests in  National, including NBPCO Holdings, LLC (“NBPCO”) and parties controlled by three executive officers of National, John R. Miller, Timothy M. Klein and Scott H. Smith, entered into a Membership Interest Purchase Agreement (the “Agreement”).  Under the Agreement, JBS will acquire all of the outstanding membership interests of National (including the membership interests issuable pursuant to deferred equity incentive compensation agreements with National’s Chief Executive Officer and Chief Operating Officer) for a combination of approximately $465 million cash and $95 million in common stock of JBS (the “Purchase Price”).

Pursuant to the Agreement, at closing the Company and certain other members of National will receive their proportionate share of the Purchase Price with 80% to be paid in cash and 20% to be paid in shares of common stock of JBS (the “JBS Stock”), which will be freely transferable on the Novo Mercado segment of the BOVESPA stock exchange in Brazil.  The number of shares of JBS Stock will be determined based on its volume weighted average closing price during the 20 trading days prior to closing, subject to certain adjustments.  Certain members of National have elected to receive or, under certain circumstances, have the right to receive their portion of the Purchase Price entirely in cash.  If JBS is unable to deliver JBS Stock on an unencumbered and freely transferable basis at closing, the sellers may still demand to close, but be paid entirely in cash.

Consummation of the Agreement is subject to customary conditions, including approval of the Agreement by the Company’s members and the shareholders of JBS and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and possible approvals by certain foreign jurisdictions.

The Company, National and the other sellers have made customary representations and warranties in the Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of National and its subsidiaries prior to the closing and covenants prohibiting the sellers and National from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances to permit the Company’s board of directors to comply with its fiduciary duties.  The Company and NBPCO have agreed to certain covenants not to compete for up to five years, subject to certain permitted transactions.  Mr. Miller and Swift & Company (“Swift”), an affiliate of JBS, expect to enter into a consulting agreement in which Mr. Miller would assist with the transition after closing.

The Agreement contains certain termination rights and provides that under certain circumstances, JBS or National may be required to pay the members of National or JBS, respectively, a termination fee of $25 million plus certain costs, including certain circumstances in which JBS does not confirm its financing on or after March 31, 2008.  National’s members have agreed to indemnify JBS for certain losses that may occur in connection with a material breach or inaccuracy of certain representations and warranties.  The parties have agreed on the payment of certain fees and expenses, including those related to antitrust filings and compliance.

The Agreement contemplates that a number of other agreements will be entered contemporaneously with the execution of the Agreement that will not take effect until closing:

•                  A management agreement between Mr. Klein and Swift employing Mr. Klein as the President and Chief Operating Officer of the North American beef operations of JBS, which include certain operations of Swift;

•                  A Cattle Purchase and Sale Agreement between the Company, National and Swift in which National and Swift agree to purchase approximately 735,000 head of cattle annually, subject to adjustment, and delivered through the Company; and

•                  A raw materials supply agreement between JBS and NBPCO or its affiliate.

The parties agreed that National’s Limited Liability Company Agreement will be amended at closing to reflect that National will then be owned by a single member.

The Agreement contains representations and warranties made by and to the parties thereto as of specific dates.  The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Agreement.  In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to bondholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.  For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to the proxy statement which is attached as Exhibit 20.1 to this Current Report on Form 8-K

On March 4, 2008, the Company mailed a proxy statement to its voting members requesting their vote on the proposed transaction contemplated by the Agreement at a special meeting of members to be held on March 14, 2008.  A copy of that proxy statement is attached as Exhibit 20.1 to this Current Report on Form 8-K.  (Although the Company is required to file quarterly and annual reports pursuant to the Securities Act of 1933, as amended, the Company is not required to be and is not registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).   As a result, the Company’s distribution of  the proxy statement to its members is not subject to the portions of the Exchange Act governing solicitation of proxies.)

On March 4, 2008, National and the Company jointly issued a press release announcing that they had entered into the Agreement as discussed above.  A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

The discussion under Item 1.01 is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
2.1

Membership Interest Purchase Agreement dated as of February 29, 2008, among JBS S.A.; National Beef Packing Company, LLC; U.S. Premium Beef, LLC; French Basin Land and Cattle Co., LLC; TKK Investments, LLC; S-B Enterprises V, LLC; TMKCO, LLC; John R. Miller; Timothy M. Klein; and NBPCO Holdings, LLC.—Attached as Appendix A to Exhibit 20.1 to this Current Report on Form 8-K

20.1	Proxy Statement regarding proposed transaction sent by U.S. Premium Beef, LLC to it members on or about March 4, 2008
99.1	Press Release dated March 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By	/s/ Steven D. Hunt
Steven D. Hunt,
Chief Executive Officer

Dated:  March 4, 2008